EXHIBIT 3.1 RESTATED CERTIFICATE OF INCORPORATION OF RENAISSANCE MORTGAGE ACCEPTANCE CORP.

RESTATED CERTIFICATE OF INCORPORATION

OF

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

______________________________________________

Renaissance Mortgage Acceptance Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:  The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 15, 2001.

SECOND:  This Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders and the Board of Directors of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.  The text of the Restated Certificate of Incorporation so adopted is as follows:

1.

The name of the corporation is Renaissance Mortgage Acceptance Corp.

2.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801.  The name of the registered agent at such registered office is The Corporation Trust Company.

3.

The purpose for which the Corporation is organized is to engage in the following activities:

(a)

to acquire, own, pledge, finance, sell, transfer, assign, dispose of, service hold or otherwise deal with

(i)

interests in loan agreements, promissory notes or other evidences of indebtedness secured by mortgages, deeds of trust, pledge agreements or other security devices on one- to four-family residential properties, mixed use, multifamily, commercial or other real or personal property, or shares issued by private, nonprofit, cooperative housing corporations (“Cooperatives”) and the related proprietary lease or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperative buildings (“Mortgage Loans”);

(ii)

bonds, notes, certificates or participations (collectively, “Securities”) backed or collateralized by, or evidencing participations or beneficial interests in, Mortgage Loans or Securities;

(b)

to act as settlor or depositor of trusts formed under a trust agreement, pooling and servicing agreement or other agreements to issue series (any of which series may be issued in one or more classes) of trust certificates (“Certificates”) representing interests in Mortgage Loans, Securities and/or other property and/or to issue series (any of which series may be issued in one or more classes) of bonds, notes or other evidences of indebtedness (“Debt Obligations”) collateralized by Mortgage Loans, Securities and/or other property and to enter into any other agreement in connection with the authorization, issuance, sale and delivery of such Debt Obligations.

(c)

to hold, pledge, transfer or otherwise deal with Certificates and Debt Obligations, including Certificates or Debt Obligations representing a subordinated interest (“Subordinated Interests”) or a residual interest (“Residual Interests”).

(d)

to loan or invest or otherwise apply proceeds from Mortgage Loans, funds received in respect of Certificates, Debt Obligations, Subordinated Interests or Residual Interests and any other income, as determined by the Corporation’s Board of Directors.

(e)

to engage in any activity and to exercise any powers permitted to corporations under the Laws of the State of Delaware that are incident to the foregoing and necessary or convenient to accomplish the foregoing.

(4)

The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock, $.01 par value.

(5)

The name and mailing address of the incorporator are as follows:

Morris Kutcher
c/o Delta Funding Corporation
1000 Woodbury Road
Woodbury, New York 11797

(6)

Election of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.  The books of the Corporation may (subject to any statutory requirements) be kept at such place whether within or outside the State of Delaware as may be designated by the Board of Directors or in the By-Laws of the Corporation.

(7)

(a)

The affairs of the Corporation shall be managed by a Board of Directors (the “Board” or the “Board of Directors”), which shall at all times include at least one Outside Director.  An “Outside Director” shall be any individual, partnership (whether general or limited), limited liability company, corporation, trust estate, association, nominee or other entity (collectively, “Person”) who at the time of such appointment, at any time during the preceding five (5) years, or at any time thereafter while serving as the Outside Director is not (i) a director, officer or employee of any stockholder or any affiliate thereof, or of any creditor, customer or supplier thereof that, in the case of a customer, accounted for more than a de minimis amount (not to exceed five percent (5%)) of such stockholder’s or affiliate’s gross revenues, or in the case of a creditor or supplier, received more than a de minimis amount (not to exceed five percent (5%)) of its gross revenues from payments for goods and services sold to such stockholder or affiliate, (ii) the direct or indirect legal or beneficial owner of more than a de minimis amount (not to exceed five percent (5%)) of ownership interest in any stockholder or any affiliate thereof or (iii) any member of the immediate family of a Person described in clause (i) or (ii); provided, however, that such Outside Director may serve in similar capacities for other special purpose corporations formed by any direct or ultimate parent of the Corporation or any affiliate.  For the purposes of the foregoing, an “affiliate” means, with respect to any specified Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such specified Person, (ii) any Person, directly or indirectly, owning or controlling ten percent (10%) or more of the outstanding voting interests or other ownership interests of such specified Person, (iii) any Person, directly or indirectly, owning or controlling ten percent (10%) of the outstanding voting stock or other ownership interest of such specified Person, (iv) any officer, director, general partner, member or trustee of, or Person serving in a similar capacity with respect to such specified Person or (v) any Person who is an officer, director, general partner, member, trustee or holder of ten percent (10%) or more of the voting interest or other ownership interests of any Person described in clauses (i), (ii), (iii) or (iv) of this sentence.  For purposes of the foregoing, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract, or otherwise.  Each Outside Director, in voting on matters subject to the approval of the Board of Directors of the Corporation, shall at all times take into account the interests of creditors of the Corporation, as well as the interests of the Corporation.  Notwithstanding any other provision of this Restated Certificate of Incorporation or any other provision of law that so empowers the Corporation, in the event of the death, incapacity, or resignation of an Outside Director or such position is otherwise vacated, a successor Outside Director shall be appointed by the remaining directors of the Corporation and no action requiring the unanimous affirmative vote of the Board of Directors of the Corporation shall be taken until a successor Outside Director is elected and qualified and approves such action.

(b)

The Corporation shall maintain corporate records and books of account and shall not commingle its corporate records and books of account with the corporate records and books of account of Delta Funding Corporation (“Delta”) and its subsidiaries and affiliates or any other Person.

(c)

The Board of Directors of the Corporation shall hold appropriate meetings to authorize all of its corporate actions.

(d)

The Corporation shall segregate its assets and not allow funds or other assets of the Corporation to be commingled with the funds or other assets of Delta, or any of its subsidiaries or affiliates, and maintain its assets such that the assets are readily identifiable as assets of the Corporation and not those of any other Person, including maintaining the Corporation’s own bank account separate from any other Person.

(e)

The Corporation shall not form, or cause to be formed, any subsidiaries.

(f)

The Corporation shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

(g)

Meetings of the stockholders of the Corporation shall be held not less frequently than one time per annum.

(h)

The Corporation shall operate in such a manner that it would not be substantively consolidated with any other entity.

(i)

The Corporation shall observe appropriate corporate formalities, including maintaining minutes of the Corporation’s meetings and acting on behalf of the Corporation only pursuant to due authorization of the Board of Directors of the Corporation.

(j)

The Corporation shall use separate, stationary, invoices and checks, to the extent necessary reasonably required in light of its contemplated business operations.

(k)

The Corporation shall conduct its dealings with third parties, including Delta and its subsidiaries and affiliates, and every other Person on an arm’s-length basis.

(l)

The Corporation shall fairly and reasonable allocate any overhead for office space shared with any subsidiary or any other affiliate to the extent reasonably required in light of its contemplated business operations.

(m)

The Corporation shall correct any known misunderstanding regarding its separate identity.

(n)

The Corporation shall pay its liabilities out of its funds and not pay the liabilities of any other Person out of its funds.

(o)

The Corporation shall not guarantee, become obligated on, hold itself out as being obligated or available to satisfy, acquire or assume the liabilities Delta, or any of its subsidiaries or affiliates, or any other Person, or pledge its assets for the benefit of Delta, any of its subsidiaries or affiliates, or any other Person.

(p)

The Corporation shall ensure that its capitalization is adequate in light of its business and purpose.

(q)

To the extent necessary reasonably required in light of its contemplated business operations, the Corporation shall maintain a sufficient number of employees in light of its contemplated business operations, pay the salaries of its employees, if any, out of its own funds, and to the extent that it shares officers and employees with any affiliates, fairly and reasonably allocate the salaries of, and the expenses related to providing the benefits of, officers or other employees shared with such affiliate.

(r)

The Corporation shall not identify itself as being a division or a part of any other Person and shall not permit any Person to identify the Corporation as being a division or a part of such Person.

(s)

The Corporation shall cause its financial statements to be prepared in accordance with U.S. generally accepted accounting principles in a manner that indicates the separate existence of the Corporation and its assets and liabilities.

(8)

The original By-Laws of the Corporation shall be adopted by the incorporator.  Thereafter, in furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to adopt, amend and repeal from time to time any new By-Laws of the Corporation.

(9)

Notwithstanding any other provision of this Restated Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the unanimous approval of the Board of Directors of the Corporation do any of the following:

(a)

engage in any business or activity other than as provided in Article 3;

(b)

incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than in connection with acquisition or financing of Mortgage Loans and/or Securities by the Corporation pursuant to certain agreements entered into by the Corporation;

(c)

dissolve or liquidate, in whole or in part;

(d)

merge or consolidate with or into any other entity or convey or transfer its properties and assets substantially as an entirety to an entity, unless:

(i)

the entity (if other than the Corporation) formed or surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Corporation in connection with, the indebtedness of the Corporation, and has a Certificate of Incorporation containing provisions substantially similar to the provisions of Articles 3, 7, 11 and this Article 9; and

(ii)

immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness;

(e)

sell all or substantially all of the assets of the Corporation;

(f)

institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Federal bankruptcy laws, or consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, conservator, sequestrator (or other similar official) of the Corporation or of any substantial part of the Corporation’s property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action;

(g)

amend this Restated Certificate of Incorporation to alter in any manner or delete Article 3, Article 7, Article 11 or this Article 9;

(h)

take any action that would be in contravention of this Restated Certificate of Incorporation or the By-Laws of the Corporation;

(i)

possess or assign rights in the Corporation’s assets or property for other than a Corporation purpose; or

(j)

make any loan or other advance of money to any affiliate.

(10)

The Corporation is to have perpetual existence.

(11)

The Corporation shall not, without the prior written confirmation of each nationally recognized rating agency which at the request of the Corporation, has rated the securities issued by a trust formed by the Corporation or Delta, or any of its subsidiaries and affiliates, if the Corporation holds Securities issued by that trust, that such rating agency will not lower the then-current rating of the securities, alter, change or repeal Articles 3, 7, 9 or this Article 11.  Subject to the foregoing limitation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

(12)

No director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article 12 shall not eliminate or limit the liability of each director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.  If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.  Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(13)

The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section.  The Corporation shall advance expenses to the fullest extent permitted by said section.  Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

The foregoing Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Renaissance Mortgage Acceptance Corp. has caused this Restated Certificate of Incorporation to be duly executed in its corporate name this 18 day of March, 2004.

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

By:  /s/ HUGH MILLER

Name: Hugh Miller

Title:  President

Attested:

By: /s/ MARC E. MILLER

Name: Marc E. Miller

Title:  Secretary